UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

NATE'S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-52831 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

15061 Springdale, Suite 113, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

1.
 The Company received confirmation that 25,000 of our new custom pre-printed cans arrived at our manufacturing facility at ABCO Labs on March 2, 2016.  The cans were shipped from our can manufacturer in Pennsylvania, with delivery scheduled for February 29, 2016, but were delayed in transit briefly due to severe weather.  Now that the cans have been received, our production of Nate's Homemade Pancake and Waffle Batter will begin within days.

2.
The Company is dispatching our Director Sales Operations, JEFF WEST, to China and other stops in East Asia on March 4, 2016.  Jeff has set up meetings over the coming weeks with several companies who are interested in distributing Nate's Homemade Pancake and Waffle Batter throughout the region.  Jeff has extensive experience in working with companies in China and other countries in Asia, and has worked with them in the past in introducing and marketing new products into their marketplaces.  Prior to working with the Company, Jeff has owned his own company since 2006, and he has been working in global sales, marketing, business development and product distribution since 2000.  We are confident that his experience and contacts in the region will enable the Company to successfully explore and develop new marketing opportunities for our products.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 3, 2016.	Nate’s Food Co. By: /s/ Nate Steck Name: Nate Steck. Title: CEO